School Specialty, Inc.

BMO Capital Markets

14th Annual Back to School Education Conference

September 18, 2014

About School Specialty

A leading distributor of supplies, furniture, technology products, supplemental learning products and curriculum solutions to the Education marketplace

- Innovative offering of proprietary and 3rd-party brands, providing one of the broadest and deepest assortments in the industry
- Robust nationwide distribution network
- Expanding reach beyond traditional preK-12 markets; growing presence in e-commerce and retail sectors
- Long-standing customer relationships with schools, school districts and key budget decision makers
- Seasoned and experienced management team
- Positioned for growth and bottom-line improvements, with a focus on increasing stockholder value

School Specialty

About School Specialty – Our Business Segments

Distribution

- Supplies
- Furniture
- Technology
- Instructional Solutions
- Student Planning & Development

FY14 Revenues: $583.7 million

Curriculum

- Science
- Comprehension, Vocabulary, Spelling & Grammar
- Reading Intervention
- Math Intervention
- Standards-based Solutions

FY14 Revenues: $91.3 million

School Specialty

School Specialty – Distribution Segment Overview

- Offers one of the broadest and deepest assortments of general supplies and consumables, supplemental learning products, classroom equipment and furniture available from a single source supplier
  - Widely-recognized brand names in the industry used by administrators and educators
  - Portfolio of over 30,000 proprietary and branded products supported by customized value-added service solutions and preferred alternative procurement options
  - Leverages value across categories through large sales force to displace competitors
    - Longstanding relationships with key decision makers in school districts

Target customers

- Sell to key decision makers within front office of school
  - Principal of school or purchasing manager
- E-commerce platform where teachers can purchase relevant classroom materials

Market dynamics

- Estimated to be a $7.0 billion addressable market

Key drivers:

- New school construction
- Housing starts (increases funding via property taxes and demand via corresponding new school construction)
- Property taxes (increases education funding)
- Expected enrollment growth

Market dynamics – based on various 3rd-party sources and internal company estimates.

School Specialty

School Specialty's – Diversified Product Offering

National brand promoting quality and value
They're school supplies, so they're made with education in mind. That's the difference between ordinary office supplies and School Smart. Quality classroom products at a valued price to help you stretch your budget.

Inspiring early learners
Every childhood is a crucial time when the love of learning is first established. Childcraft provides educators with high-quality, developmentally appropriate products that engage early learners to become lifelong learners.

Physically, it's a great fit
There's no denying the importance of fitness development throughout the K-8 years. Sportime empowers P.E. teachers to engage students through product innovation, programs and professional development.

Healthy students are happier students
SPARK is a research-based, public health organization of San Diego State University Research Foundation (disseminated by School Specialty, Inc.) dedicated to creating, implementing, and evaluating programs that promote lifelong wellness. With Sportime and SPARK, we provide the complete package.

School Specialty's – Diversified Product Offering (Cont'd)

Kid friendly, kid first
Califone brings sound to life through powerful sound solutions. From listening centers to headphones designed to accommodate Common Core State Standards testing, Califone products are innovated for educators.

Reaching goals through the power of planning
Transform aspirations into real world results. Premier offers planners that are used to reinforce important principles, teaching strategies and research on a daily basis, now, with more focus on instructional solutions.

Expertise in art education
Sax products provide art educators with a trusted and comprehensive range of reliable teaching tools. Sax helps educators tap into the potential of every child with a holistic academic approach to exploring the visual arts.

Special products for special needs
Improving the quality of life for children with special needs takes compassionate therapists and educators. Abilitations provides products and solutions that increase learning opportunities for kids who learn differently.

School Specialty

Assortment of Brands Provide Competitive Advantage

Well-Known & Trusted Proprietary Brands

School Smart · Childcraft · Sax · Califone · Classroom Select · Royal Seating · Projects by Design · Sportime · Spark · Premier · Brodhead Garrett · Hammond & Stephens · Abilitations

Assortment of Third-Party Brands

Elmer's · 3M · Crayola · Sharpie · BIC · Officemate · Avery Dennison · Westcott Since 1872 · Paper Mate · Fiskars · Melissa & Doug · little tikes · hp · xerox · Hitachi · Polyvision A Steelcase Company · AVRover · mimeo.com · Epson Exceed Your Vision · balt · Safco · Alumni · artcobell · HON

School Specialty – Curriculum Segment Overview

- A leading developer of content based products and services for science, reading and literacy
- Product development supported by 40+ product development specialists
  - Efficacy-based solutions in traditional print, digital and blended learning approaches
  - Solutions targeted at niche submarkets using alternative educational approaches

Target customers

- Sell to key academic decision makers
  - Curriculum director
  - Department heads
  - General educators

Market dynamics

- Estimated to be a $2.0-2.5 billion addressable market

Key drivers:

- New curriculum adoptions
- Common Core State Standards
- Shift to technological products

School Specialty Curriculum – Our Approach

We are a preK-12, curriculum-based publisher of proprietary and non-proprietary products and services that support education at all levels. Our products are typically sold to teachers and curriculum specialists and other educators with direct responsibility for advancing student outcomes.

- Standards-based curriculum products, supplemental curriculum materials, instructional programs and student assessment tools.
- Comprehensive solutions and individualized products that address specific learning needs, drive improved student performance, engage learners and accelerate the learning process.
- Broad collection of educational programs that effectively combine supplemental curriculum solutions, academic planning and organization, inquiry-based (hands-on) learning, and various teacher training programs.
- Solutions designed to address Common Core State Standards and Next Generation Science Standards.

Curriculum Segment

Delta Education | cpo science | FOSS Full Option Science System | Frey scientific | EPS

S.P.I.R.E. 3rd Edition | Academy of Reading | Academy of Math | Explode The Code | Wordly Wise 3000 3rd Edition | EPS EPIC

Our science curriculum products embody the best in inquiry-based STEM ("Science, Technology, Engineering and Math") education.

School Specialty

School Specialty – Science Curriculum Offering

Delta Education

Focus: PreK-8

Core Science Programs:

- FOSS
- DSM (Delta Science Modules)
- Specialized Curriculum
- Informational Texts



FOSS – K–6 Scope and Sequence

The Full Option Science System® bridges research and practice by providing tools and strategies to engage students and teachers in enduring experiences that lead to deeper understanding of the natural and designed world.

The new FOSS Program reflects the national vision described in *A Framework for Science Education K-12: Practices, Crosscutting Concepts, and Core Ideas* (National Research Council, 2012).


What Is a Force?
What Is Motion?
Force and Motion



Delta Science Modules – K-8

Comprehensive kits and Teacher Guides are user-friendly for all teachers, meeting the needs of those who are at ease teaching science and those who appreciate more support.

Support your textbook with additional science content and meaningful investigations, or build a unique hands-on curriculum that meets your standards. Choose from 59 standards-based modules covering life, earth, and physical science concepts.

School Specialty

School Specialty – Science Curriculum Offering (Cont'd)

cpo science

Focus: Grades 6-12

Core CPO Products
- Core Curriculum Programs
- CPO Science Link Series
- Hands-on Equipment Modules
- Supplemental Curriculum
- Interactive Glossary Apps
- Equipment Tech Support
- Equipment Instruction Sheets
- Data Collector Updates

CPO Science Link Series



Hands-on science and engineering investigations and tablet-based learning!

Educational Resources
- Core Curriculum
- Supplemental Curriculum
- Biology
- Chemistry
- Physics
- Earth & Environmental Science
- General Science
- Elementary Science

Core Curriculum Solutions



Hands-on programs with integrated equipment, student reading, and technology for middle and high school.

FREY scientific

A wide selection of preK-12 science supplies, equipment and lab furniture

Inquiry Investigations	NeoSci Virtual Labs
Instructional Technology	Equipment & Supplies





School Specialty

School Specialty – E.P.S. Literacy & Intervention

EPS

Literacy Products

- Comprehension
- Phonics & Word Study
- Reading Intervention
- Vocabulary
- Spelling & Grammar
- Writing & Handwriting
- Decodable Readers
- Leveled Readers
- Learning Differences
- Skills Practice
- Math

Academy of READING®

Proven to raise reading achievement for your struggling readers
Grades 2–12

Explode The Code®

Break through the code with direct phonics instruction in print and online
Grades K-4

WORDLY WISE 3000® 3rd Edition

Direct academic vocabulary instruction
Grades 2-12

WORDLY WISE Science & Social Studies

Dynamic, online instruction that increases content-area vocabulary
Grades 4-8

Sitton Spelling and Word Skills®

Spelling instruction that transfers to everyday writing
Grades 1-8

S.P.I.R.E.® 3rd Edition

Intensive, multisensory reading intervention with proven results
Grades 1-8+

Aligned to the Common Core State Standards

School Specialty

School Specialty – E.P.S. Literacy & Intervention (Cont'd)

Resources and Programs to help students meet the Common Core State Standards

What is EPS E.P.I.C.?

Exceptional **P**erformance through **I**ndividualized **C**urriculum

- Combine research proven materials, technology, and teaching methods to **create dynamic, systematic, and individualized instruction** for each student.

Benefits

Meet the diverse needs of struggling learners across all grades with EPS E.P.I.C., a systematic approach to providing students with the right instructional tools, at the right time.

Benefits Include

- Quick and accurate screening and progress monitoring
- Targeted instructional action plans
- Expert professional development support
- Research proven curriculum
- Powerful data and reporting



Universal Screening & Progress Monitoring



Reading Intervention


WORDLY WISE 3000

Vocabulary


Making Connections

Comprehension



Comprehensive Math

Supporting all learners for more than 60 years

School Specialty

School Specialty

School Specialty, Inc.

The "Turnaround" Plan

Building a Sustainable Business for the Future
Stabilizing our Base & Laying the Foundation for Growth
Improving Processes & Efficiencies to Drive Returns

New Organizational Leadership Driving Change

Joseph M. Yorio	• Joined as President and CEO in April 2014
Kevin Baehler	• Appointed Interim CFO in December 2013
Pat Collins	• Appointed President, Distribution in June 2014
Rick Holden	• Appointed President, Curriculum in June 2014
Dan Kohler	• Joined as EVP, Operations in February 2014
Todd Shaw	• Joined as VP, Operational Excellence in July 2014 (SLT in Sept.)
Laura Vartanian	• SVP, Human Resources
Bob Grawien	• Chief Information Officer

Material Changes in Organizational Structure:

- Reorganization of leadership team and CEO direct reports
- Former individual business units now part of "segments" – Distribution and Curriculum
- Merchandising group reorganized into new and clearly defined categories with greater accountability
- Distribution Marketing team consolidated into one department with a new leader
- Operations now reports into one executive with several new facility managers

School Specialty

Launch of the Process Improvement Program

- **Program launched in 2QFY14 with a focus on operations and the infrastructure**
  - SKU Rationalization
  - Inventory Reduction
  - Sales & Operations Planning ("S&OP")
  - Performance Metrics
  - Call Center Outsourcing
  - Customer Care Efficiency Programs
  - Returns & Credits

  - Warehouse Consolidation & Construction
  - Warehouse Consolidation & MOS-Labor
  - AIS Performance Analysis (Furniture)
  - Materials Sourcing
  - Freight Rate Reduction
  - Organizational Redesign

- **Phase II implementation began in 4QFY14 and continues in FY15**
  - Continued investments in operations and IT systems
  - Territory mapping and nationwide market/customer segmentation and analysis
  - Ongoing realignments to the Merchandising, Sales and Marketing organizations
  - Expansion and execution of channel sales strategy (e-tail/retail)
  - Development of multi-year market strategy (new markets, categories, products, etc.)

- **FY14 savings and cash generation estimates realized**
  - $14-$16 million of cost savings from the Process Improvement Programs since inception (FY414-FY15 to date)
  - Opportunities generate future savings through continued process and efficiency reforms

School Specialty

Investing in Operations to Drive Customer Satisfaction

- Distribution Center Consolidation
  - Closed Fresno, CA facility (for sublease)
  - Closed Salina, KS facility (for sale)
  - Consolidated inventory to Mansfield, OH and Greenville, WI
  - Mansfield, OH set up as primary Distribution Center
  - Greenville, WI configured for peak-season support and full-year e-tail/retail channel (i.e. Amazon, Donors Choose, eBay, etc.)
- Mansfield, OH Reconfiguration (75-80% of volume)
  - New operations management team
  - Lean processes implemented
  - New machinery and equipment installed
  - Investments in upgraded management operating systems
  - Managing to new S&OP metrics
  - Leased additional 120,000 sq. ft. storage facility for peak-season
  - Enhanced shipping and transportation network
  - Temporary staffing requirements met for peak-season
- Greenville, WI Reconfiguration (20-25% of volume)
  - Scaled back staffing requirements
  - Reconfigured warehouse and distribution lines for e-tail/retail channels
  - Upgraded management operating systems for tighter inventory controls
  - Managing new S&OP metrics






School Specialty

FY14 – A Year in Review (The Turnaround)

Process Improvement Programs and Business Stabilization Position SSI for Growth and Improved Bottom-line Performance

1Q14

- Emergence from Chapter 11 reorganization
- Business significantly impacted by bankruptcy
- Supply chain negatively affected
- *Sales decline $49.9 million*

2Q14

- Henderson named Interim CEO
- Process Improvement Programs launched
- Operations initial focus area
- Significant effort made to assess the situation in order to choose the most effective path forward
- Cost reduction plans implemented
- Company delivers orders deferred from Q1 to Q2 ($22M)
- *Sales increase $8.8 million*

3Q14

- Distribution Center consolidation started
- Merchandising realigned by key categories within business segments
- SKU rationalization
- Sales & Operations (S&OP) planning metrics defined
- Operational restructuring activities commenced
- Customer Care process redesign
- Cross-functional organization instituted
- *Sales decline $6.1 million*

4Q14

- Yorio named CEO
- New operational leaders in place (Mansfield/Greenville)
- New equipment and machinery installed in DC's
- Lean processes instituted
- Outsourced select customer care functions
- Sales force reorganization process begins
- S&OP metrics rolled-out
- Phase II process reforms
- Organizational redesign underway
- Business processes reoriented to organizational redesign
- *Sales increase $3.1 million*

School Specialty

School Specialty, Inc.

Financial Performance Review

FY14 ended April 26, 2014
FY13 ended April 27, 2013

FY14 – Financial Highlights

Fiscal '14 Highlights (combined results for FY '14)

- Revenues decreased by 6.6% or $44.3 million to $630.7 million
  - Distribution segment revenues decreased 7.1% or $41.3 million
  - Curriculum segment revenues decreased 3.3% or $3 million
  - 93% of the year-over-year decline realized in the first half of the fiscal year

- Gross margin of 39% vs. 39.1%, down 10 bps
  - Distribution gross margins of 36.8% for both fiscal years; lower vendor rebates earned adversely impacted gross margins by 40 bps, offset by favorable product mix
  - Curriculum gross margins of 52.2% vs. 53.6%, down 140 bps (industry pressure due to pending Common Core Standard adoptions and higher product development costs in fiscal '14 vs. fiscal '13)

- SG&A decreased by 10% or $26.9 million to $240.6 million
  - Corporate SG&A increased by $0.7 million
  - Distribution segment SG&A decreased by $23.1 million, or 11.2% to $183.4 million
  - Curriculum segment SG&A decreased by $4.5 million or 8.5% to $48.9 million

- Adjusted EBITDA of $42.6 million for both fiscal 2014 and fiscal 2013
  - Process Improvement Programs and other cost reductions positively impacted results
  - Observing stabilization in both business units, after years of declines

School Specialty

FY15 – First Quarter Financial Highlights

Financial Highlights (1Q15 vs. 1Q14)

- **Continuing yearly trend of later back-to-school order patterns causes slight decline in 1Q revenues with significant year-over-year bookings improvement in July and first part of 2Q**
  - General supplies category generally flat compared to the prior year, with potential upside from e-tail/retail initiatives
  - Furniture product lines continued to gain momentum; revenues increased approximately $4 million 11%
  - Curriculum revenues increased 13.9% or $4 million, driven by strength in Science business
  - As expected, student planner and agenda revenues declined; impact of approximately $10 million or 28%

- **Gross margins impacted by anticipated product mix shift and decline in student planners/agendas**
  - Consolidated gross margin of 39.4% vs. 41.2% / Distribution gross margin of 37.1% vs. 39.2% / Curriculum gross margin of 51.1% vs. 53.3%
  - Decline in Curriculum gross margin related to increased product development amortization

- **Selling, general and administrative (SG&A) expenses positively affected by Process Improvement Programs and other cost control measures**
  - Total SG&A declined by $1.4 million or 2.2%
  - Distribution and Curriculum SG&A decreased by $3.9 million (driven by lower overhead and continued focus on cost reduction programs)
  - Corporate SG&A increased by $2.5 million (primarily related to process improvement implementation costs); not expected to recur
  - Management focused on continuous improvements from a cost standpoint

- **Net income of $11.0 million vs. combined $9.5* million (* excludes $83.5 million related to reorganization gain)**

- **Adjusted EBITDA of $27.2 million vs. combined $28.3 million**

School Specialty

FY15 – First Quarter Business Updates

Focus on Delivering for our Customers During the Back-to-School Season

- **Continued improvements at Mansfield, OH and Greenville, WI Distribution Centers**
  - Mansfield, OH: New machinery/equipment and enhanced floor layout to improve efficiencies and address productivity challenges/opportunities
  - Greenville, WI: Re-configured to support e-tail and retail channel business and higher volume in back-to-school season
  - Planning for off-peak season requirements (with a focus on streamlining and improving productivity of operations)
  - Continuing to evaluate additional operational improvements/cost savings plans at both facilities
- **Key strategic hire made to enhance operations and drive cultural reforms**
  - Todd Shaw hired as VP of Operational Excellence to spearhead all Process Improvement Programs
- **New Marketing programs launched to support Back-to-School sales initiatives**
  - Social media capabilities enhanced; new programs rolled-out to capture increased "school spend"
  - Increased emphasis on growing e-tail and retail channel business; marketing focus on "parent spend"
  - Greater resources and focus on Early Childhood Learning (i.e. sales and marketing push in NY around Universal Pre-K initiatives)
- **Strategic analysis of U.S. market kicked-off; initial development of multi-year growth plan**
  - Development of long-term strategic plan underway with collaboration from management, board of directors and selected consultants/advisors
  - Independent, third-party analysis of U.S. market; review of current School Specialty sales coverage model
  - Management offsite to address 1-3-5 year growth objectives; near-term and long-term market drivers identified
  - Potential new markets to be entered, with continued focus on growing core Distribution business and Curriculum offerings

School Specialty

FY15 Financial Outlook

Stabilization in FY14 creates opportunities for revenue and EBITDA growth in FY2015

- Net revenues expected to be $640 - $660 million, representing 1.5% – 4.5% year-over-year growth
  - Volume increases anticipated across all major product categories, except Agendas
  - Expect modest improvements/stabilization of school funding
- Gross profit margins anticipated to decline modestly due to product mix; offset by lower SG&A expenses
- Adjusted EBITDA projected between $48 - $54 million
  - Reflects benefit of increased operating leverage due to Process Improvement Program activities (offset by investments in human capital/compensation)
- Cap Ex (includes product R&D) anticipated to be approximately $17-$19 million
  - Curriculum segment has minimal actual capital expenditures

Reiteration of guidance provided on September 5th, 2014.

School Specialty

FY15 Outlook – Key Drivers of Financial Performance

FY15 Outlook – Reason for Optimism

- **FY15 2nd quarter revenues should be positively impacted by:**
  - Increased order flow and backlog primarily for Supplies category
  - Pick-up in transactional Furniture & Equipment sales and Projects by Design programs
- **2H15 revenues should be positively impacted by:**
  - Pick-up in the e-tail and retail channel businesses, which continues to gain momentum (projected increases in the 2nd half of FY15)
  - Continued growth in Furniture and Technology categories
  - Continued adoption of Next Generation Science Standards and ongoing Curriculum offerings
  - Potential new markets/programs in the due diligence phase
- **Gross margin decline anticipated based on changing product mix; declines expected to be offset by lower SG&A**
- **Process Improvement Programs generating anticipated cost savings with more improvements expected**
  - 1st quarter Corporate SG&A expenses higher than expected due to transition-related costs, most of which are not expected to recur
  - On track to realize $14-$16 million in savings in FY15, with additional savings to be identified
  - Management working on further initiatives to generate incremental sales in the off-season

Supplies

Furniture

Technology

E-tail / Retail Channels

Process Reforms & Cost Savings

School Specialty

FY15 Near-Term Corporate Priorities

- **Continue to drive operational improvements and lower costs**
  - Progress made in Distribution Centers and Warehouses, but still much to be done to improve productivity based on execution of peak season (work flow improvements and additional savings to be identified)
  - Review DC and equipment layout and identify and invest in better management operating system that ties business units together
  - Develop the right action plan that will speed our time to market (1-5 day model – long-term goal of consistent 2-3 day deliveries)
  - Streamline operational support staff to lower year-round costs (full-time, part-time, seasonal workers)
- **Implement new geographic sales coverage model to grow organically**
  - FY14: integrated business units into Distribution and Curriculum segments
  - 2H15 : realign inside/outside sales coverage model into geographic hubs
  - 2H15 into FY16: cross-train sales force in select states to sell SSI solution sets (and individual product lines)
- **Continue to invest in product development and new business ventures to drive long-term growth**
  - Developing Instructional Solutions product sets, targeting Early Childhood Learners
  - Investing in blended print/digital-based Curriculum offerings, primarily in Reading & Literacy; looking at adding new Math offerings
  - Positioning SSI to take advantage of Common Core Standard and Next Generation Science Standard adoptions
  - Continuing our due diligence re: potential new market offerings and/or categories (FY15-FY16 and beyond)
- **Developing our long-term growth plan to drive sustainable stockholder value (in process)**

School Specialty

Longer-term Growth Initiatives: Foundation for the Future

Distribution Segment

- Restructure Sales, Marketing and Merchandising into one cohesive unit supporting key product offerings (supplies, furniture, technology, instructional solutions and student development)
- Drive innovation in proprietary and 3rd-party product assortment to differentiate SSI in the market
- Focus on continuous improvement in operational efficiency
- Upgrade e-commerce platform to deliver competitive customer experience
- Build out an inside sales force to complement nationwide distribution network
- Expansion focus in key growth areas: furniture, technology and other channels (e-tail/retail)

Curriculum Segment

- Enhance digital offerings to more effectively compete against latest generation competition
- Capitalize on opportunities from Common Core and Next Generation Science spending
- Penetrate non-adoption states through bundled offerings and inside/outside sales network
- Develop innovative print/digital offerings that support childhood development (early years)
- Bundle curriculum-based science offerings with relevant teaching materials
- Incorporate more math and literacy solutions through industry partnerships

Corporate

- Invest in back-end support structure to improve efficiencies and customer retention
- Reorganize customer service capabilities according to geography, product focus areas and sales force
- Upgrade IT systems to improve data tracking capabilities and industry knowledge, as well as reduce operating cost and IT capital expenditures
- More effectively leverage corporate resources across both business segments
- Opportunistically approach product portfolio management, across the enterprise

School Specialty

Leveraging our Competitive Strengths

Market Leader in a Fragmented Industry	• Our scale and scope of operations provides several advantages including a broader product offering, increased purchasing power, a national distribution network and the ability to manage the seasonality and peak shipping requirements of the school purchasing cycle. • Competition is highly diverse – several retail/wholesale competitors, most who are small and/or regional.
Largest Product Offering and Premier Brands	• Over 60,000 items, ranging from classroom supplies, school furniture and playground equipment, technology products, and standards-based and supplemental curriculum. • Mix of proprietary and 3rd-party brands provides the largest assortment in the industry, all of which are priced competitively to add customer value.
Strong Customer Reach and Relationships	• Diverse sales and marketing approach, supported by a nationwide sales force. • SSI reaches approximately 70% of the estimated 132,000 schools in the U.S., and 3.6 million teachers in those schools; long-standing relationships in place throughout the U.S. and Canada.
Highly Diversified Business Mix	• In FY14, top 10 school district customers accounted for less than 10% of revenues; no customer within any one state collectively accounted for more than 10%; top 100 products accounted for less than 13%; and our top 10 suppliers generated just over 22%.
Strong Repeat Business	• Over 70% of revenues generated from the sale of consumable products. • We continue to maintain strong relationships with our customers and partners and believe our customer retention rate of our school and school district customers is approximately 90%.
Strong Cost Controls and Focus on Working Capital	• Process Improvement Programs are positioning us to capitalize on future revenue growth opportunities, while resulting in better working capital management and greater cash flow.

School Specialty

Investment Considerations

- Positive Trends in Education End Markets
- Business Stabilization Post-Bankruptcy with Opportunities for Growth
- Strong Customer Reach and Long-Term Relationships
- Robust Nationwide Distribution Network for Education
- Opportunities to Penetrate New & Existing Markets through Product Expansion and Sales Force Realignment
- Diverse Product Offering of Proprietary and 3rd-Party Brands
- Significant Cost Saving Opportunities to Drive Bottom-line Returns
- Business Optimization & Process Improvement Initiatives to Positively Impact P&L and Balance Sheet
- High Operating Leverage with Working Capital Improvements Underway

School Specialty

School Specialty

Safe Harbor Statement/Non-GAAP Financial Information

Safe Harbor Statement

This presentation contains statements about School Specialty's future financial conditions, results of operations, expectations, plans, or prospects, including the information under the heading, "FY15 Financial Outlook" and "FY15 Outlook – Key Drivers of Financial Performance", that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Annual Report on Form 10-K for the fiscal year ended April 26, 2014, which factors are incorporated herein by reference. Any forward-looking statement in this presentation speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

The Company adopted fresh start accounting and reporting effective June 11, 2013, the Fresh Start Reporting Date. The financial statements as of the Fresh Start Reporting Date report the financial position of the Successor Company with no beginning retained earnings or accumulated deficit. Any financial statement presentation of the Successor Company represents the financial position and results of operations of a new reporting entity and is not comparable to prior periods presented by the Predecessor Company. The financial statements for periods ended prior to the Fresh Start Reporting Date do not include the effect of any changes in the Predecessor Company's capital structure or changes in the fair value of assets and liabilities as a result of fresh start accounting.

Accordingly, management has provided non-GAAP "combined results" for the fiscal year ended April 26, 2014 and the three months ended July 27, 2013. Non-GAAP combined results combine GAAP results of the Successor Company for the 46 weeks ended April 26, 2014 and the seven weeks ended July 27, 2013, respectively, with the GAAP results of the Predecessor Company for the six weeks ended June 11, 2013. Management's non-GAAP analysis compares the non-GAAP combined results for the fiscal year ended April 26, 2014 for certain financial items to the Predecessor Company in GAAP results for the fiscal year ended April 27, 2013 and compares the Successor Company's GAAP results for the three months ended July 26, 2014 for certain financial items to the Non-GAAP combined results for the three months ended July 27, 2013.

This presentation also includes a presentation of Adjusted EBITDA and Direct Cash Flow, non-GAAP financial measures. Adjusted EBITDA and Direct Cash Flow are used by management as measures for judging the Company's operating performance and for estimating the Company's earnings growth prospects. Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Direct Cash Flow does not represent, and should not be considered, an alternative to cash flow from operations.

A reconciliation of Adjusted EBITDA to GAAP net income and Direct Cash Flow to GAAP cash flow for the three months ended July 26, 2014 and combined net income for the three months ended July 27, 2013 is included in this presentation dated September 18, 2014.

School Specialty

Investor Contacts:

Kevin Baehler
Acting Chief Financial Officer / SVP, Corporate Controller
920.882.5882
kevin.baehler@schoolspecialty.com

Glenn Wiener
Investor Relations
920.243.5392
IR@schoolspecialty.com

School Specialty, Inc.

Appendix

FY14 – Consolidated Combined Statement of Operations

SCHOOL SPECIALTY, INC.
CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
Unaudited / Non-GAAP

	Successor Company	Predecessor Company	Non-GAAP Combined	Predecessor Company
	Forty-Six Weeks Ended April 26, 2014	Six Weeks Ended June 11, 2013	Twelve Months Ended April 26, 2014	Twelve Months Ended April 27, 2013
Revenues	$ 572,045	$ 58,697	$ 630,742	$ 674,998
Cost of revenues	349,845	35,079	384,924	411,118
Gross profit	222,200	23,618	245,818	263,880
Selling, general and administrative expenses	213,144	27,473	240,617	267,491
Restructuring charges	6,552	-	6,552	-
Impairment charge	-	-	-	45,789
Operating income (loss)	2,504	(3,855)	(1,351)	(49,400)
Other expense:				
Impairment of long-term asset	-	-	-	1,414
Interest expense	16,882	3,235	20,117	28,600
Early termination of long-term indebtedness	-	-	-	26,247
Loss on early extinguishment of debt	-	-	-	10,201
Impairment of investment in unconsolidated affiliate	-	-	-	7,749
Change in fair value of interest rate swap	483	-	483	-
Refund of early termination fee	(4,054)	-	(4,054)	-
Reorganization items, net	6,420	(84,799)	(78,379)	22,979
Income (loss) before provision for income taxes	(17,227)	77,709	60,482	(146,590)
Provision for (benefit from) income taxes	258	1,641	1,899	(334)
Income (loss) before loss of unconsolidated affiliate	(17,485)	76,068	58,583	(146,256)
Loss of unconsolidated affiliate	-	-	-	(1,436)
Net income (loss)	$ (17,485)	$ 76,068	$ 58,583	$ (147,692)

School Specialty

FY14 – Adjusted EBITDA Comparisons

SCHOOL SPECIALTY, INC.
CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
Unaudited / Non-GAAP

	Non-GAAP Combined		Predecessor Company	
	Twelve Months Ended April 26, 2014		Twelve Months Ended April 27, 2013	
Adjusted EBITDA - Earnings before interest, taxes, depreciation, amortization, bankruptcy-related costs, restructuring and impairment charges reconciliation:				
Net income (loss)	$	58,583	$	(147,692)
Loss of unconsolidated affiliate		-		1,436
Provision for (benefit from) income taxes		1,899		(334)
Reorganization items, net		(78,379)		22,979
Impairment of long-term asset		-		1,414
Impairment charge		-		45,789
Bankruptcy-related restructuring costs		6,552		-
Bankruptcy-related costs incl in SG&A		8,276		5,851
Change in fair value of interest rate swap		483		-
Early termination fee		(4,054)		26,247
Loss on early extinguishment of debt		-		10,201
Impairment of investment in unconsolidated affiliate		-		7,749
Depreciation and amortization expense		21,859		33,220
Amortization of development costs		7,224		7,179
Net interest expense		20,117		28,600
Adjusted EBITDA	$	42,560	$	42,639

School Specialty

FY14 – Balance Sheet Review

CAPITALIZATION ($'s in millions)	As of 4/26/14
Cash and cash equivalents	$9.0
New ABL Facility, maturing in 2018	$10.6
New Term Loan, maturing in 2019	$143.9
Total 1st Lien Debt	$154.5
Net 1st Lien Debt	$145.5
Deferred Cash Payment Obligations, maturing in 2019	$14.3
Total Debt	$168.8
Net Debt	$159.8
Equity Market Capitalization (as of 7/8/14)	$111.0
Enterprise Value	$270.8

Key Highlights as of April 26, 2014

- Outstanding ABL facility balance was $10.6 million
- Outstanding gross balance on Term Loan Credit Agreement was $143.9 million
  - $1.8 million reflected as currently maturing, long-term debt
- Deferred cash payment obligations payable in December 2019
  - Preliminary estimates for obligations are $14.3 million, subject to revision, as claims reconciliation process concludes
  - $3.4 million represents a 20% recovery for the creditors and $10.1 million represents a 45% recovery for the creditors, with the remaining $0.9 million related to accrued paid-in-kind interest

School Specialty

FY14 – Condensed Consolidated Balance Sheet Comparison

SCHOOL SPECIALTY, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	Successor Company April 26, 2014	Predecessor Company April 27, 2013
ASSETS		
Current assets:		
Cash and cash equivalents	$ 9,008	$ 20,769
Restricted cash	-	26,302
Accounts receivable, less allowance for doubtful accounts of $984 and $926, respectively	62,631	58,942
Inventories, net	93,387	92,582
Deferred catalog costs	8,057	8,924
Prepaid expenses and other current assets	18,043	29,901
Refundable income taxes	-	9,793
Deferred taxes	-	-
Asset held for sale	2,200	-
Total current assets	193,326	247,213
Property, plant and equipment, net	39,045	39,209
Goodwill	21,588	-
Intangible assets, net	48,251	110,306
Development costs and other, net	36,646	30,079
Deferred taxes long-term	48	51
Investment in unconsolidated affiliate	715	715
Amortization of Debt Financing Fees		
Total assets	$ 339,619	$ 427,573

School Specialty

FY14 – Condensed Consolidated Balance Sheet Comparison

SCHOOL SPECIALTY, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	Successor Company April 26, 2014	Predecessor Company April 27, 2013
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)		
Current liabilities:		
Current maturities of long-term debt	$ 12,388	$ 198,302
Accounts payable	42,977	22,897
Accrued compensation	8,966	7,197
Deferred revenue	2,613	2,237
Accrued fee for early termination of long-term debt	-	25,000
Other accrued liabilities	14,460	21,905
Total current liabilities	81,404	277,538
Long-term debt less current maturities	153,987	-
Other liabilities	1,171	925
Liabilities subject to compromise	-	228,302
Total liabilities	236,562	506,765
Stockholders' equity (deficit):		
Predecessor preferred stock, $0.001 par value per share, 1,000,000 shares authorized; none outstanding	-	-
Predecessor common stock, $0.001 par value per share, 150,000,000 shares authorized; 24,599,159 shares issued	-	24
Predecessor capital in excess of par value	-	446,232
Predecessor treasury stock, at cost, 5,420,210 shares	-	(186,637)
Successor preferred stock, $0.001 par value per share, 500,000 shares authorized; none outstanding	-	-
Successor common stock, $0.001 par value per share, 2,000,000 shares authorized; 1,000,004 shares outstanding	1	-
Successor capital in excess of par value	120,955	-
Accumulated other comprehensive income (loss)	(414)	22,381
Retained earnings (accumulated deficit)	(17,485)	(361,192)
Total stockholders' equity (deficit)	103,057	(79,192)
Total liabilities and stockholders' equity (deficit)	$ 339,619	$ 427,573

School Specialty

FY14 – Working Capital Analysis

($'s in millions)	1Q13	1Q14	Y-O-Y Change	2Q13	2Q14	Y-O-Y Change	3Q13	3Q14	Y-O-Y Change	4Q13	4Q14	Y-O-Y Change
Accounts receivable, net	$178.3	$138.9	$39.4	$119.3	$122.2	$(2.9)	$57.3	$56.0	$1.3	$58.9	$62.6	$(3.7)
Inventories	$112.5	$104.9	$7.6	$84.8	$67.7	$17.1	$86.7	$73.2	$13.5	$92.6	$93.4	$(0.8)
Prepaid expenses and other current assets	$11.1	$26.7	$(15.6)	$13.4	$14.1	$(0.7)	$10.4	$13.7	$(3.3)	$29.9	$18.0	$11.9
Accounts payable	$103.1	$49.1	$(54.0)	$63.8	$25.8	$(38.0)	$64.0	$23.0	$(41.0)	$74.8*	$43.0	$31.8

	1Q13	1Q14	% Chg.
Days Sales Outstanding	92.2	81.1	(12.0)%
Days Inventory Outstanding	95.1	100.4	5.5%
Days Payable Outstanding	87.2	47.0	(46.1)%

	2Q13	2Q14	% Chg.
Days Sales Outstanding	62.9	70.4	11.8%
Days Inventory Outstanding	73.8	63.3	(14.0)%
Days Payable Outstanding	55.5	24.1	(56.4)%

	3Q13	3Q14	% Chg.
Days Sales Outstanding	30.3	32.5	7.0%
Days Inventory Outstanding	76.0	69.0	(9.0)%
Days Payable Outstanding	56.2	21.7	(61.3)%

	4Q13	4Q14	% Chg.
Days Sales Outstanding	31.9	36.2	13.5%
Days Inventory Outstanding	82.2	89.3	8.6%
Days Payable Outstanding	66.5	40.8	(38.6)%

** Accounts Payable for 4Q13 includes pre-petition payables associated with Chapter 11 reorganization*

Summary

- Inventories relatively flat; increases $0.8 million
- Accounts receivable increased $3.7 million or approximately 6.3% year-over-year
- Accounts payable increased by $20.1 million year-over-year as a result of more normalized terms
  - Established more normalized patterns in the fiscal 3rd quarter; last fiscal year's A/P, primarily in 2nd half impacted by Chapter 11 reorganization
- Company continues to focus on restoring trade credit with vendors
  - Most vendors have returned to normal terms, driving improvements in pre-paid inventory
  - Working with remaining vendors to resume normal credit terms; looking at alternatives for future needs
- Company received tax refund of $6.1 million

School Specialty

FY14 – Direct Method Cash Flow Analysis

($'s in thousands)	Fiscal 2014		Fiscal 2013	
Adjusted EBITDA	**$**	**42,560**	**$**	**42,639**
Capex		(12,293)		(5,984)
Product development		(6,329)		(7,579)
Proceeds from asset sales		1,511		-
Other		(4,470)		(60,176)
Change in working capital		6,344		16,202
Unleveraged free cash flow		27,323		(14,898)
Cash interest		(16,687)		(19,753)
Taxes		(1,899)		334
Leveraged free cash flow	**$**	**8,737**	**$**	**(34,317)**

FY13 Includes $25 million held in escrow related to the Bayside settlement and other related bankruptcy costs.

FY14 includes the recovery of approximately $4 million related to the Bayside settlement and the remainder is associated with related bankruptcy costs.

School Specialty

FY15 – 1Q Consolidated Combined Statement of Operations

SCHOOL SPECIALTY, INC.
CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS
(In Thousands)
Unaudited / Non-GAAP

	Successor Company	Successor Company	Predecessor Company	Non-GAAP Combined
	Three Months Ended July 26, 2014	Seven Weeks Ended July 27, 2013	Six Weeks Ended June 11, 2013	Three Months Ended July 27, 2013
Revenues	$ 199,469	$ 143,499	$ 58,697	$ 202,196
Cost of revenues	120,903	83,741	35,079	118,820
Gross profit	78,566	59,758	23,618	83,376
Selling, general and administrative expenses	61,942	35,867	27,473	63,340
Restructuring charges	133	2,595	-	2,595
Operating income (loss)	16,491	21,296	(3,855)	17,441
Other expense:				
Interest expense	5,275	2,821	3,235	6,056
Change in fair value of interest rate swap	(13)	-	-	-
Reorganization items, net	271	1,280	(84,799)	(83,519)
Income (loss) before provision for income taxes	10,958	17,195	77,709	94,904
Provision for (benefit from) income taxes	(56)	252	1,641	1,893
Net income (loss)	$ 11,014	$ 16,943	$ 76,068	$ 93,011

School Specialty

FY15 – 1Q Adjusted EBITDA Comparisons

SCHOOL SPECIALTY, INC.
CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS
(In Thousands)
Unaudited / Non-GAAP

	Successor Company	Non-GAAP Combined
	Three Months Ended July 26, 2014	Three Months Ended July 27, 2013
Adjusted Earnings before interest, taxes, depreciation, amortization, bankruptcy-related costs, restructuring and impairment charges (EBITDA) reconciliation:		
Net income (loss)	$ 11,014	$ 93,011
Provision for (benefit from) income taxes	(56)	1,893
Reorganization items, net	271	(83,519)
Restructuring costs	133	1,356
Restructuring-related costs incl in SG&A	2,542	1,239
Change in fair value of interest rate swap	(13)	-
Depreciation and amortization expense	4,369	5,849
Amortization of development costs	3,671	2,396
Net interest expense	5,275	6,056
Adjusted EBITDA	$ 27,206	$ 28,282

FY15 – 1Q Balance Sheet Review

Key Highlights as of July 26, 2014

- Outstanding ABL facility balance was $71.9 million
  - Expect this to be repaid in full in the early part of the 3rd quarter
- Outstanding gross balance on Term Loan Credit Agreement was $142.7 million
  - $0.6 million reflected as currently maturing, long-term debt
- Deferred cash payment obligations payable in December 2019
  - Preliminary estimates for obligations are $16.6 million; subject to revision, as claims reconciliation process concludes in the second quarter
  - $3.0 million represents a 20% recovery for the creditors and $12.1 million represents a 45% recovery for the creditors, with the remaining $1.5 million related to accrued paid-in-kind interest

CAPITALIZATION ($'s in millions)	As of 7/26/14
Cash and cash equivalents	$9.3
New ABL Facility, maturing in 2018	$71.9
New Term Loan, maturing in 2019	$142.7
Total 1st Lien Debt	$214.6
Net 1st Lien Debt	$205.3
Deferred Cash Payment Obligations, maturing in 2019	$16.6
Total Debt	$231.2
Net Debt	$221.9
Equity Market Capitalization (as of 9/1/14)	*$120.0*
Enterprise Value (based on current ABL draw)	*$341.9*

NOTE: Average quarterly ABL balance, net of cash is $10.1 million.

NOTE: Fiscal 2015 First Quarter represents peak quarter end draw on ABL.

School Specialty

FY15 – 1Q Consolidated Balance Sheet Comparison

SCHOOL SPECIALTY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Thousands, Except Share and Per Share Data)

	July 26, 2014	April 26, 2014	July 27, 2013
ASSETS			
Current assets:			
Cash and cash equivalents	$ 9,281	$ 9,008	$ 9,787
Restricted cash	-	-	25,820
Accounts receivable, less allowance for doubtful accounts of $984 and $926, respectively	135,842	62,631	138,879
Inventories, net	109,722	93,387	104,868
Deferred catalog costs	4,497	8,057	5,793
Prepaid expenses and other current assets	19,242	18,043	26,667
Refundable income taxes	7	-	5,334
Asset held for sale	2,200	2,200	-
Total current assets	280,791	193,326	317,148
Property, plant and equipment, net	38,557	39,045	46,309
Goodwill	21,588	21,588	23,661
Intangible assets, net	47,130	48,251	47,427
Development costs and other, net	34,132	36,646	38,042
Deferred taxes long-term	13	48	51
Investment in unconsolidated affiliate	715	715	715
Total assets	$ 422,926	$ 339,619	$ 473,353

School Specialty

FY15 – 1Q Consolidated Balance Sheet Comparison (Cont'd)

SCHOOL SPECIALTY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Thousands, Except Share and Per Share Data)

	July 26, 2014	April 26, 2014	July 27, 2013
LIABILITIES AND STOCKHOLDERS' EQUITY			
Current liabilities:			
Current maturities of long-term debt	$ 72,475	$ 12,388	$ 62,229
Accounts payable	53,443	42,977	49,124
Accrued compensation	7,376	8,966	7,597
Deferred revenue	2,927	2,613	2,605
Accrued fee for early termination of long-term debt	-	-	25,582
Other accrued liabilities	16,672	14,460	34,467
Total current liabilities	152,892	81,404	181,604
Long-term debt less current maturities	156,331	153,987	152,932
Other liabilities	998	1,171	925
Total liabilities	310,221	236,562	335,461
Stockholders' equity			
Preferred stock, $0.001 par value per share, 500,000 shares authorized; none outstanding	-	-	-
Common stock, $0.001 par value per share, 2,000,000 shares authorized; 1,000,004 shares outstanding	1	1	1
Capital in excess of par value	119,391	120,955	120,955
Accumulated other comprehensive income (loss)	(216)	(414)	(7)
Retained earnings (accumulated deficit)	(6,471)	(17,485)	16,943
Total stockholders' equity	112,705	103,057	137,892
Total liabilities and stockholders' equity	$ 422,926	$ 339,619	$ 473,353

School Specialty

FY15 – 1Q Working Capital Analysis

	2Q13	2Q14	Y-O-Y Change	3Q13	3Q14	Y-O-Y Change	4Q13	4Q14	Y-O-Y Change	1Q14	1Q15	Y-O-Y Change
Accounts receivable, net	$119.3	$122.2	$2.9	$57.3	$56.0	($1.3)	$58.9	$62.6	$3.7	$138.9	$136.3	($2.6)
Inventories	$84.8	$67.7	($17.1)	$86.7	$73.2	($13.5)	$92.6	$93.4	$0.8	$104.9	$109.7	$4.8
Prepaid expenses and other current assets	$13.4	$14.1	$0.7	$10.4	$13.7	$3.3	$29.9	$18.0	($11.9)	$26.7	$19.2	($7.5)
Accounts payable	$63.8	$25.8	($38.0)	$64.0	$23.0	($41.0)	$74.8*	$43.0	($31.8)	$49.1	$53.4	$4.3

	2Q13	2Q14	% Chg.
Days Sales Outstanding	54.1	55.3	2.2%
Days Inventory Outstanding	83.7	89.8	7.2%
Days Payable Outstanding	55.5	50.3	(9.3%)

	3Q13	3Q14	% Chg.
Days Sales Outstanding	54.6	55.7	2.0%
Days Inventory Outstanding	86.4	86.7	0.4%
Days Payable Outstanding	58.9	42.2	(28.4%)

	4Q13	4Q14	% Chg.
Days Sales Outstanding	55.5	55.1	(0.7%)
Days Inventory Outstanding	88.9	83.7	(5.9%)
Days Payable Outstanding	66.1	32.9	(50.2%)

	1Q14	1Q15	% Chg.
Days Sales Outstanding	57.1	55.1	(3.6%)
Days Inventory Outstanding	95.4	81.0	(15.1%)
Days Payable Outstanding	58.3	31.1	(46.7%)

Summary

- Inventories increased $4.8 million (based on higher order rates; on track to exit season in line with plan)
- Accounts receivable decreased $2.6 million or approximately 1.9% year-over-year
- Accounts payable increased by $4.3 million as a result of more normalized terms
- Company continues to make progress restoring trade credit with vendors (most have returned to normal terms)

** Accounts Payable for 4Q13 includes pre-petition payables associated with Chapter 11 reorganization.*

NOTE: DSO's, DIOH's and DPO's are now calculated based on the average A/R, Inventory and A/P balances over the last 12-months vs. quarter end balances to better account for seasonality.

School Specialty

FY15 – 1Q Direct Cash Flow Analysis

School Specialty, Inc.
Consolidated Direct Free Cash Flow

	Three Months Ended July 26, 2014	Combined Three Months Ended July 27, 2013
Adjusted EBITDA	$ 27,206	$ 28,282
Capex	(2,770)	(757)
Product development	(1,538)	(1,343)
Proceeds from asset sales	11	-
Other	(2,916)	(18,263)
Change in working capital	(75,950)	(63,461)
Unleveraged free cash flow	(55,957)	(55,542)
Cash interest	(3,894)	(5,655)
Taxes	56	(1,893)
Leveraged free cash flow	**$ (59,795)**	**$ (63,090)**
Reconciliation to GAAP cash flow:		
Net cash (used) in operating activities:	(55,498)	(61,472)
Net cash (used) in investing activities:	(4,297)	(1,618)
	(59,795)	(63,090)

School Specialty